EXHIBIT 1

AGREEMENT AS TO JOINT FILING OF SCHEDULE 13G

Each of the undersigned hereby affirms that it is individually eligible to use Schedule 13G, and agrees that this Schedule 13G is filed on its behalf.

Dated: October 9, 2015

CITIBANK, N.A.

By:	/s/ Ali L. Karshan
Name: Ali L. Karshan
Title: Assistant Secretary

CITICORP

By:	/s/ Ali L. Karshan
Name: Ali L. Karshan
Title: Assistant Secretary

CITIGROUP INC.

By:	/s/ Ali L. Karshan
Name: Ali L. Karshan
Title: Assistant Secretary